Master Investment Portfolio (the "Registrant"): LifePath(R) Retirement Master
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Portfolio, LifePath(R) 2020 Master Portfolio, LifePath(R) 2025 Master
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Portfolio, LifePath(R) 2030 Master Portfolio, LifePath(R) 2035 Master
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Portfolio, LifePath(R) 2040 Master Portfolio, LifePath(R) 2045 Master
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Portfolio, LifePath(R) 2050 Master Portfolio, and LifePath(R) 2055 Master
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Portfolio (each, a "Fund" and collectively, the "Funds")
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77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Sub-Investment Advisory Agreement between BlackRock Fund Advisors and BlackRock International Limited with respect to each Fund

                       SUB-INVESTMENT ADVISORY AGREEMENT

   AGREEMENT dated December 11, 2015, between BlackRock Fund Advisors, a California corporation (the "Advisor"), and BlackRock International Limited, a corporation organized under the laws of Scotland (the "Sub-Advisor").

   WHEREAS, the Advisor has agreed to furnish investment advisory services to the series set forth on Schedule A hereto (each, a "Fund" and collectively, the
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"Funds") of Master Investment Portfolio, a Delaware statutory trust (the
"Trust"), which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, the Advisor wishes to retain the Sub-Advisor to provide it with certain sub-advisory services as described below in connection with Advisor's advisory activities on behalf of the Funds;

   WHEREAS, the amended investment advisory contract among the Advisor, BlackRock Advisors, LLC and the Trust, dated December 28, 2012 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Trust is referred to herein as the "Advisory Agreement") contemplates that the Advisor may sub-contract investment advisory services with respect to the Funds to a sub-advisor; and

   WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

   NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

   I. Appointment. The Advisor hereby appoints the Sub-Advisor to act as
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   sub-advisor with respect to the Funds and the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. For the purposes of the rules of the Financial Conduct Authority of the United Kingdom and based on information obtained in respect of the Advisor, the Advisor will be treated by the Sub-Advisor as a professional client. The Advisor acknowledges and accepts this categorization. The Advisor has the right to request a different categorization at any time from the Sub-Advisor, however the Sub-Advisor only provides the services to professional clients and will no longer be able to provide services to the Advisor in the event of a request for a change in categorization.

   II. Services of the Sub-Advisor. Subject to the succeeding provisions of
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   this section, the oversight and supervision of the Advisor and the Trust's
Board of Trustees, the Sub-Advisor will perform certain of the day-to-day operations of the Funds, which may include one or more of the following services, at the request of the Advisor: (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Funds as the Advisor may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Funds;

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(b) arranging, subject to the provisions of Section 3 hereof, for the purchase and sale of securities and other assets of the Funds; (c) providing investment research and credit analysis concerning the Funds' investments, (d) assisting the Advisor in determining what portion of the Funds' assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Funds, and
(f) maintaining the books and records as are required to support Fund investment operations. At the request of the Advisor, the Sub-Advisor will also, subject to the oversight and supervision of the Advisor and the Trust's Board of Trustees, provide to the Advisor or the Trust any of the facilities and equipment and perform any of the services described in Section 6 of the Advisory Agreement. In addition, the Sub-Advisor will keep the Trust and the Advisor informed of developments materially affecting the Funds and shall, on its own initiative, furnish to the Funds from time to time whatever information the Sub-Advisor believes appropriate for this purpose. The Sub-Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information concerning the purchase and sale of securities for the Funds, including: (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (d) the CUSIP number of the instrument, if any, and
(e) such other information as the Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement. The Sub-Advisor will provide the services rendered by it under this Agreement in accordance with each Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (as currently in effect and as they may be amended or supplemented from time to time) and the resolutions of the Trust's Board of Trustees.

The Sub-Advisor represents, warrants and covenants that it is authorized and regulated by the Financial Conduct Authority ("FCA" and the applicable rules promulgated by the FCA, the "FCA Rules").

References in this Agreement to the "Supplemental Disclosures" means any document of that title provided to potential clients of the Sub-Advisor and its delegates prior to investment that contains the Sub-Advisor's disclosures, as amended and notified to the Advisor from time to time.

   III. Covenants.
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       A. In the performance of its duties under this Agreement, the
Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act") and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Second Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") and Amended and Restated By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of each Fund as set forth in the Fund's Registration Statement on Form N-1A and/or the resolutions of the Board of Trustees; and (v) any policies and determinations of the Board of Trustees of the Trust.

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   B. In addition, the Sub-Advisor will:

       1. place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best price and the most favorable execution of its orders. The Advisor has been provided with the Supplemental Disclosures which contain a copy of the Sub-Advisor's order execution policy and hereby confirms that it has read and understood the information in the order execution policy and agrees to it. In particular, the Advisor agrees that the Sub-Advisor may trade outside of the regulated market or multilateral trading facility. In placing orders, the Sub-Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Funds and other clients of the Advisor or the Sub-Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor and the Sub-Advisor to the Funds and their other clients and that the total commissions paid by each Fund will be reasonable in relation to the benefits to the Fund over the long-term. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Advisor may select brokers and dealers with which it or the Funds are affiliated;

       2. maintain books and records with respect to the Funds' securities transactions and will render to the Advisor and the Trust's Board of Trustees such periodic and special reports as they may request;

       3. maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Sub-Advisor makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the commercial department of its affiliates; and

       4. treat confidentially and as proprietary information of the Funds all records and other information relative to the Funds, and the Funds' prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

     C. In addition, the Advisor:

       1. agrees that the Sub-Advisor may, to the extent permitted by the FCA Rules, aggregate transactions for the Funds with transactions for other clients and/ or its own account, but shall be under no obligation to aggregate transactions for the

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Funds. In relation to a particular order, aggregation may operate on some occasions to the advantage of the Advisor and on other occasions to the Advisor's disadvantage. However, it must be unlikely that the aggregation of orders and transactions will work overall to the disadvantage of the Advisor before transactions will be aggregated; and

       2. instructs the Sub-Advisor not to make or book client limit orders (being a specific instruction from the Advisor to buy or sell a financial instrument at a specified price limit or better and for a specified size) in respect of securities admitted to trading on a regulated market which are not immediately executed under prevailing market conditions.

     D. The Advisor acknowledges that the Sub-Advisor does not hold "client money" and/or "safe custody assets" for the Advisor under the Client Asset Rules (the "CASS Rules") of the FCA.

   IV. Services Not Exclusive. Nothing in this Agreement shall prevent the
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Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

   V. Books and Records. In compliance with the requirements of Rule 31a-3
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under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Advisor).

   VI. Expenses. During the term of this Agreement, the Sub-Advisor will bear
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   all costs and expenses of its employees and any overhead incurred by the
Sub-Advisor in connection with its duties hereunder; provided that the Board of Trustees of the Trust may approve reimbursement to the Sub-Advisor of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Sub-Advisor who devote substantial time to Fund operations or the operations of other investment companies advised or sub-advised by the Sub-Advisor.

   VII. Compensation.
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       A. The Advisor agrees to pay to the Sub-Advisor and the Sub-Advisor agrees to accept as full compensation for all services rendered by the Sub-Advisor as such, a monthly fee in arrears at an annual rate equal to the amount set forth in Schedule B hereto. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

       B. For purposes of this Agreement, the net assets of the Funds shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the value of the Funds' assets or delegating such calculations to third parties.

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       C. If Advisor waives any or all of its advisory fee payable under the
Advisory Agreement pursuant to an advisory fee waiver agreement, with respect to a Fund, Sub-Advisor will bear its share of the amount of such waiver by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Fund to the aggregate fees that would otherwise be paid by the Trust to Advisor under the Advisory Agreement with respect to the Fund. Advisor shall inform Sub-Advisor prior to waiving any advisory fees.

   VIII. Indemnity.
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       (a) A Fund may, in the discretion of the Board of Trustees of the Trust, indemnify the Sub-Advisor, and each of the Sub-Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith,
(iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses
(i) through (iv) being sometimes referred to herein as "disabling conduct"),
(2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve disabling-conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

       (b) Each Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be

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met: (A) the Indemnitee shall provide a security for such Indemnitee's undertaking, (B) the Fund shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

       (c) All determinations with respect to the standards for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

   IX. Limitation on Liability.
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       A. The Sub-Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust or the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this
Section 9(a), the term "Sub-Advisor" shall include any affiliates of the Sub-Advisor performing services for the Funds contemplated hereby and partners, directors, officers and employees of the Sub-Advisor and such affiliates.

       B. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Article Four of the Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.

   X. Duration and Termination. This Agreement shall become effective as of the
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date hereof and, unless sooner terminated with respect to the Funds as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Funds for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or a vote of a majority of the outstanding voting securities of the Funds at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Advisor at any time, without the payment of any penalty, upon giving the Sub-Advisor 60 days' notice

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(which notice may be waived by the Sub-Advisor), provided that such termination by the Trust or the Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Funds entitled to vote, or by the Sub-Advisor on 60 days' written notice (which notice may be waived by the Trust and the Advisor), and will terminate automatically upon any termination of the Advisory Agreement between the Trust and the Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

   XI. Notices. Any notice under this Agreement shall be in writing
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to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

   XII. Amendment of this Agreement. This Agreement may be amended by the
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parties only if such amendment is specifically approved by the vote of the
Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Funds.

   XIII. Miscellaneous. The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

   XIV. Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

   XV. Counterparts. This Agreement may be executed in counterparts by the
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parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

                                             BLACKROCK FUND ADVISORS

                                             By.  /s/ Neal J. Andrews
                                                  ------------------------------
                                                  Name: Neal J. Andrews
                                                  Title: Managing Director

                                             BLACKROCK INTERNATIONAL LIMITED

                                             By.  /s/ Jeremy Agnew
                                                  ------------------------------
                                                  Name: Jeremy Agnew
                                                  Title: Managing Director

                                             BLACKROCK INTERNATIONAL LIMITED

                                             By.  /s/ Karen Poole
                                                  ------------------------------
                                                  Name: Karen Poole
                                                  Title: Director

AGREED AND ACCEPTED
as of the date first set forth above

MASTER INVESTMENT PORTFOLIO, on behalf of its series set forth on Schedule A
                                                                  ----------
hereto

By.  /s/ John Perlowski
     --------------------------
     Name: John Perlowski
     Title: President and
     Chief Executive Officer

                                  Schedule A
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LifePath(R) Retirement Master Portfolio

LifePath(R) 2020 Master Portfolio

LifePath(R) 2025 Master Portfolio

LifePath(R) 2030 Master Portfolio

LifePath(R) 2035 Master Portfolio

LifePath(R) 2040 Master Portfolio

LifePath(R) 2045 Master Portfolio

LifePath(R) 2050 Master Portfolio

LifePath(R) 2055 Master Portfolio

                                 Schedule A-1

                                  Schedule B
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                          Sub-Investment Advisory Fee
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   Pursuant to Section 7, for that portion of a Fund for which the Sub-Advisor acts as sub-advisor, Advisor shall pay a fee to Sub-Advisor equal to [ ]% of the advisory fee received by the Advisor from the Fund with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Advisor, and
(iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Advisor.